Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form F-3 No. 333-271398) of Performance Shipping Inc.,
(2)	Registration Statement (Form F-3 No. 333-266946) of Performance Shipping Inc., and
(3)	Registration Statement (Form F-3 No. 333-197740) of Performance Shipping Inc.;

of our report dated April 27, 2026, with respect to the consolidated financial statements of Performance Shipping Inc. included in this Annual Report (Form 20-F) of Performance Shipping Inc. for the year ended December 31, 2025.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece
April 27, 2026